                                                                    EXHIBIT 4.17

                                                                  EXECUTION COPY


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                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO



                           8.5% SENIOR NOTES DUE 2012




                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 11, 2002

                             ----------------------




                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                     TRUSTEE


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                                TABLE OF CONTENTS


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
                                   ARTICLE ONE

                    Scope of Supplemental Indenture; General


                                   ARTICLE TWO

                               Certain Definitions


                                  ARTICLE THREE

                                    Covenants

Section 3.01.  Repurchase of Notes upon Change of Control........................25
Section 3.02.  Limitations on Indebtedness.......................................26
Section 3.03.  Limitations on Restricted Payments................................27
Section 3.04.  Limitations on Transactions with Affiliates.......................29
Section 3.05.  Limitations on Dispositions of Assets.............................30
Section 3.06.  Limitations on Liens..............................................31
Section 3.07.  Limitations on Restrictions Affecting Restricted Subsidiaries.....32
Section 3.08.  Limitations on Mergers, Consolidations and Sales of Assets........33
Section 3.09.  Reports to Holders of Notes.......................................34

                                  ARTICLE FOUR

                                  Miscellaneous

Section 4.01.  Governing Law.....................................................34
Section 4.02.  No Adverse Interpretation of Other Agreements.....................34
Section 4.03.  No Recourse Against Others........................................35
Section 4.04.  Successors and Assigns............................................35
Section 4.05.  Duplicate Originals...............................................35
Section 4.06.  Severability......................................................35
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                                      -i-
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                  FIRST SUPPLEMENTAL INDENTURE dated as of April 11, 2002
("Supplemental Indenture"), to the Indenture dated as of April 11, 2002 (as amended, modified or supplemented from time to time in accordance therewith, the
"Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the
"Company"), each of the Guarantors (as defined herein) and AMERICAN STOCK
TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

                  WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities ("Securities") to be issued in one or more series as in the Indenture provided;

                  WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 8.5% Senior Notes due 2012. The 8.5% Senior Notes due 2012 shall be substantially in the form attached hereto as Exhibit A (the "Initial Notes"), and the 8.5% Senior Notes due 2012 to be offered in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement, shall be substantially in the form attached hereto as Exhibit B (the "Exchange Notes" and together with the Initial Notes, the "Notes"), guaranteed by the Guarantors, on the terms set forth herein;

                  WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;

                  WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

                  NOW, THEREFORE:

                  In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:


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                                       2


                                   ARTICLE ONE

                    SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

                  The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "8.5% Senior Notes due 2012." The Initial Notes shall be in the form of Exhibit A and the Exchange Notes shall be in the form of Exhibit B hereto. The Notes shall be guaranteed by the Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

                                   ARTICLE TWO

                               CERTAIN DEFINITIONS

                  The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

                  "Acquired Indebtedness" means (i) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company or any Restricted Subsidiary) and (ii) with respect to the Company or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (i) or (ii) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) in the case of clause (i) or at the time of the acquisition of such assets in the case of clause (ii), but shall not be deemed Acquired Indebtedness.


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                                       3


                  "Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

                  "Affiliate Transaction" has the meaning set forth in Section
3.03 hereof.

                  "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or
(ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company or any Restricted Subsidiary to any Person of any Property having a fair market value in any transaction or series of related transactions of at least $10 million. The term "Asset Disposition" shall not include (i) a transaction between the Company and any Restricted Subsidiary or a transaction between Restricted Subsidiaries, (ii) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements), (iii) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary, (iv) any exchange or swap of assets of the Company or any Restricted Subsidiary for assets that (x) are to be used by the Company or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped, (v) any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by Section 3.08 hereof, or (iv) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

                  "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

                  "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

                  "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition; and (f) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e).

                  "Change of Control" means (i) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control; (ii) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (i) above shall not constitute a Change of Control.

                  "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

                  "Consolidated Adjusted Tangible Assets" of the Company as of any date means the Consolidated Tangible Assets of the Company and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

                  "Consolidated Cash Flow Available for Fixed Charges" means, for any period, on a consolidated basis for the Company and the Restricted Subsidiaries, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) (a) the sum for such period, without duplication, of (i) income taxes, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expenses and other non-cash charges to earnings and (iv) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus (b) all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation); (ii) any Asset

Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (ii) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (ii) thereof, as if it applied to the Person or assets involved before they were acquired; and (iii) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded. Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Incurred" for any period means the Interest Incurred of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period, (ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause
(i), the net income (or loss) of any Person that accrued prior to the date that
(a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary, (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) the gains or losses, together with any related provision for taxes, realized during such period by the Company or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary, (v) any extraordinary gain or loss together with any related provision for taxes, realized by the Company or any Restricted Subsidiary and (vi) any non-recurring expense recorded by the Company or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction; provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 3.03(a) hereof, clause (iv)(b) above shall not be applicable.

                  "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

                  "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

                  "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date of this Indenture or who became a director of the


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                                       8


Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

                  "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Credit Facilities" means, collectively, each of the credit facilities and guidance lines of credit of the Company or one or more Restricted Subsidiaries in existence on the date of this Supplemental Indenture and one or more other facilities or guidance lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under any such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

                  "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

                  "Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (ii) is convertible into or exchangeable or


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                                       9


exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case, at any time prior to the final maturity date of the Notes provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than Section 3.01 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to Section 3.01 hereof.

                  "Dollars" and "$" mean United States Dollars.

                  "Event of Default" means:

                  (1) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

                  (2) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

                  (3) the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 3.01 or 3.08, which will constitute Events of Default with notice but without passage of time);

                  (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary that has an outstanding principal amount of $25 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

                  (5) the failure by the Company or any Restricted Subsidiary to make any principal or interest payment in an amount of $25 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

                  (6) a final judgment or judgments that exceed $25 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

                  (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

                           (B) appoints a Custodian of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

                           (C) orders the liquidation of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

                  "Exchange Notes" has the meaning provided in the Recitals.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

                  "Guarantors" means (i) initially, on the Issue Date, each of:

                  Allegra, LLC, a California limited liability company;
                  AP LHI, Inc., a California corporation;
                  AP Western GP Corporation, a Delaware corporation;
                  AP WP Operating Corporation, a Delaware corporation;
                  AP WP Partners, L.P., a Delaware limited partnership;
                  APLAM, LLC, a California limited liability company;
                  C. Richard Dobson Builders, Inc., a Virginia corporation;
                  CH Investments of Texas, Inc., a Delaware corporation;
                  CHI Construction Company, an Arizona corporation;
                  CHTEX of Texas, Inc., a Delaware corporation;
                  Continental Homes of Florida, Inc., a Florida corporation; Continental Homes of Texas, L.P., a Texas limited partnership; Continental Homes, Inc., a Delaware corporation;
                  Continental Residential, Inc., a California corporation;
                  D.R. Horton - Emerald, Ltd., a Texas limited partnership;
                  D.R. Horton - Texas, Ltd., a Texas limited partnership;
                  D.R. Horton Los Angeles Holding Company, Inc., a California
                    corporation;
                  D.R. Horton Management Company, Ltd., a Texas limited
                    partnership;
                  D.R. Horton San Diego Holding Company, Inc., a California
                    corporation;
                  D.R. Horton, Inc. - Birmingham, an Alabama corporation;
                  D.R. Horton, Inc. - Chicago, a Delaware corporation;
                  D.R. Horton, Inc. - Denver, a Delaware corporation;
                  D.R. Horton, Inc. - Dietz-Crane, a Delaware corporation;
                  D.R. Horton, Inc. - Greensboro, a Delaware corporation;
                  D.R. Horton, Inc. - Jacksonville, a Delaware corporation;

                  D.R. Horton, Inc. - Louisville, a Delaware corporation;
                  D.R. Horton, Inc. - Minnesota, a Delaware corporation;
                  D.R. Horton, Inc. - New Jersey, a Delaware corporation;
                  D.R. Horton, Inc. - Portland, a Delaware corporation;
                  D.R. Horton, Inc. - Sacramento, a California corporation; D.R. Horton, Inc. - Torrey, a Delaware corporation;
                  D.R. Horton-Schuler Homes, LLC, a Delaware limited liability company;
                  DRH Cambridge Homes, Inc., a California corporation;
                  DRH Cambridge Homes, LLC, a Delaware limited liability
                    company;
                  DRH Construction, Inc., a Delaware corporation;
                  DRH Regrem II, Inc., a Delaware corporation;
                  DRH Regrem III, Inc., a Delaware corporation;
                  DRH Regrem IV, Inc., a Delaware corporation;
                  DRH Regrem V, Inc., a Delaware corporation;
                  DRH Regrem VII, LP, a Texas limited partnership;
                  DRH Regrem VIII, LLC, a Delaware limited liability company; DRH Southwest Construction, Inc., a California corporation; DRH Title Company of Colorado, Inc., a Colorado corporation; DRH Tucson Construction, Inc., a Delaware corporation;
                  DRHI, Inc., a Delaware corporation;
                  HPH Homebuilders 2000 L.P., a California limited partnership; KDB Homes, Inc., a Delaware corporation;
                  LAMCO Housing, Inc., a California corporation;
                  Meadows I, Ltd., a Delaware limited partnership;
                  Meadows II, Ltd., a Delaware limited partnership;
                  Meadows VIII, Ltd., a Delaware limited partnership;
                  Meadows IX, Inc., a New Jersey corporation;
                  Meadows X, Inc., a New Jersey corporation;
                  Melody Homes, Inc., a Delaware corporation;
                  Melmort Co., a Colorado corporation;
                  Porter GP LLC, a Delaware limited liability company;
                  Schuler Homes of Arizona LLC, a Delaware limited liability company;
                  Schuler Homes of California, Inc., a California corporation; Schuler Homes of Oregon, Inc., an Oregon corporation;
                  Schuler Homes of Washington, Inc., a Washington corporation; Schuler Mortgage, Inc., a Delaware corporation;
                  Schuler Realty Hawaii, Inc., a Hawaii corporation;
                  Schuler Realty/Maui, Inc., a Hawaii corporation;
                  SGS Communities at Grande Quay, LLC, a New Jersey limited
                    liability company;
                  SHA Construction LLC, a Delaware limited liability company;

                  SHLR of California, Inc., a California corporation;
                  SHLR of Colorado, Inc., a Colorado corporation;
                  SHLR of Nevada, Inc., a Nevada corporation;
                  SHLR of Utah, Inc., a Utah corporation;
                  SHLR of Washington, Inc., a Washington corporation;
                  SRHI LLC, a Delaware limited liability company;
                  SSHI LLC, a Delaware limited liability company;
                  Vertical Construction Corporation, a Delaware corporation; Western Pacific Funding, Inc., a California corporation; Western Pacific Housing Co., a California corporation;
                  Western Pacific Housing Management, Inc., a California
                    corporation;
                  Western Pacific Housing, Inc., a Delaware corporation;
                  Western Pacific Housing-Antigua, LLC, a Delaware limited
                    liability company;
                  Western Pacific Housing-Aviara, L.P., a California limited partnership;
                  Western Pacific Housing-Boardwalk, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Broadway, LLC, a Delaware limited
                    liability company;
                  Western Pacific Housing-Canyon Park, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Carmel, LLC, a Delaware limited liability company; Western Pacific Housing-Carrillo, LLC, a Delaware limited liability company; Western Pacific Housing-Communications Hill, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Copper Canyon, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Creekside, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Culver City, L.P., a California
                    limited partnership;
                  Western Pacific Housing-Del Valle, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Lomas Verdes, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Lost Hills Park, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-McGonigle Canyon, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Mountaingate, L.P., a California
                    limited partnership;
                  Western Pacific Housing-Norco Estates, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Oso, L.P., a California limited
                    partnership;

                  Western Pacific Housing-Pacific Park II, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Park Avenue East, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Park Avenue West, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Playa Vista, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Poinsettia, L.P., a California limited partnership;
                  Western Pacific Housing-River Ridge, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Robinhood Ridge, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Santa Fe, LLC, a Delaware limited
                    liability company;
                  Western Pacific Housing-Scripps II, LLC, a
                    Delaware limited liability company;
                  Western Pacific Housing-Scripps, L.P., a California limited partnership;
                  Western Pacific Housing-Seacove, L.P., a California limited partnership;
                  Western Pacific Housing-Studio 528, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Terra Bay Duets, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Torrance, LLC, a Delaware limited
                    liability company;
                  Western Pacific Housing-Torrey Commercial, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Torrey Meadows, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Torrey Multi-Family, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Torrey Village Center, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Vineyard Terrace, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Windemere, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Windflower, L.P., a California limited partnership;
                  WPH-Camino Ruiz, LLC, a Delaware limited liability company; WPH-HPH, LLC, a Delaware limited liability company;

and (ii) each of the Company's Subsidiaries which becomes a guarantor of Notes pursuant to the provisions of the Indenture. An Unrestricted Subsidiary may become a Guarantor if it (x) is so designated by resolution of the Board of Directors of the Company and (y) executes a supplemental indenture satisfactory to the Trustee.


                  "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

                  "incurrence" has the meaning set forth in Section 3.01.

                  "Indebtedness" of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof), (ii) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, (iii) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause
(ii) above at such date, net of any unamortized discount to be accounted for as Interest Expense in accordance with GAAP and (c) in the case of clause (iv) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

                  "Indenture" has the meaning provided in the Recitals.

                  "Initial Notes" has the meaning provided in the Recitals.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., and Fleet Securities, Inc.

                  "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP.

                  "interest" means, with respect to the Notes, the sum of interest and any Liquidated Damages on the Notes.

                  "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

                  "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (i) Interest Expense and (ii) all capitalized interest and amortized debt issuance costs.

                  "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Supplemental Indenture.

                  "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

                  "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                  "Issue Date" means the date on which the Notes are originally issued under this Supplemental Indenture.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                  "Liquidated Damages" shall have the meaning provided in paragraph 6 of the Initial Note.

                  "Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

                  "Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

                  "Net Cash Proceeds" means, with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

                  "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

                  "Notes" has the meaning provided in the Recitals.

                  "Paying Agent" means the Trustee or any successor paying agent.

                  "Permitted Indebtedness" means (i) Indebtedness under Credit Facilities which does not exceed $1.0 billion principal amount outstanding at any one time; (ii) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities; (iii) intercompany debt obligations of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Company owed to any Restricted Subsidiary or that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary; (iv) Indebtedness of the Company or any Restricted

Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged; (v) Purchase Money Indebtedness; (vi) Capitalized Lease Obligations; (vii) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business; (viii) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $20 million aggregate principal amount outstanding at any one time; (ix) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and (x) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (x), does not exceed $30 million aggregate principal amount outstanding at any one time.

                  "Permitted Investment" means (i) Cash Equivalents; (ii) any Investment in the Company or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary; (iii) any receivables, loans or other consideration taken by the Company or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture; (iv) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture; (v) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness; (vi) any loan or advance to an executive officer or director of the Company or any Restricted Subsidiary made in the ordinary course of business; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members; (vii) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time; (viii) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan securities or other mortgage related assets; and (ix) Investments in an aggregate amount outstanding not to exceed $100 million.

                  "Permitted Liens" means (i) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (i)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries, (v) attachment or judgment Liens not giving rise to a Default or an Event of Default, (vi) easements, dedications, assessment district or similar liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations, other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,
(vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and the Restricted Subsidiaries, (viii) Liens securing Indebtedness incurred pursuant to clause (viii) or (ix) of the definition of Permitted Indebtedness, (ix) Liens securing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (ix) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof), (x) Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness, (xi) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness, (xii) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (xiii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries, (xiv) purchase money security interests (including, without limitation, Capitalized Lease

Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property, (xv) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, that such sale is not otherwise prohibited under the Indenture, (xvi) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,
(xvii) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and its Restricted Subsidiaries, (xviii) Liens for homeowner and property owner association developments and assessments, (xix) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced, and (xx) Liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Public Equity Offering" means an underwritten public offering of Common Equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form).

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that (i) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and
(ii) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

                  "Qualified Stock" means Capital Stock of the Company other than Disqualified Stock.

                  "Rating Agencies" shall mean (1) S&P and (2) Moody's.

                  "Real Estate Business" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

                  "Refinancing Indebtedness" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

                  "Registrar" means American Stock Transfer & Trust Company or any successor registrar of the Notes.

                  "Registration Rights Agreement" means that certain registration rights agreement by and among the Company, the Guarantors and the Initial Purchasers dated as of April 11, 2002.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than a payment made to the Company or any Restricted Subsidiary); and (iii) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary).

                  "Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

                  "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

                  "Securities" has the meaning provided in the Recitals.

                  "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

                  "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

                  "Successor" has the meaning set forth in Section 3.08.

                  "Supplemental Indenture" has the meaning provided in the Preamble.

                  "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company or any Restricted Subsidiary, and neither the Company nor any Restricted Subsidiary otherwise has liability, for any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, (i) in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, (ii) in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or (iii) to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary. Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (i) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under
Section 3.03 hereof, to the extent provided therein, (ii) the Company must be permitted under Section 3.03 hereof to make the Restricted Payment deemed to have been made pursuant to clause (i), and (iii) after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary. The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
(i) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 3.02 hereof and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 3.02(a) hereof. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

                                  ARTICLE THREE

                                    COVENANTS

Section 3.01. Repurchase of Notes upon Change of Control.

                  (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase all or any part of such Holder's Notes on a date (the "Repurchase Date") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued interest to the Repurchase Date.

                  (b) On or before the thirtieth day after any Change of Control, the Company is obligated to mail, or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Company.

                  (c) The Company will comply with applicable law, including
Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Company is required to give a notice of right of repurchase as a result of a Change of Control.

Section 3.02. Limitations on Indebtedness.

                  (a) Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

                  (b) Notwithstanding the foregoing, the provisions of this Supplemental Indenture will not prevent the incurrence of: (i) Permitted Indebtedness, (ii) Refinancing Indebtedness, (iii) Non-Recourse Indebtedness,
(iv) any Guarantee of Indebtedness of the Company represented by the Notes and (v) any guarantee of Indebtedness incurred under Credit Facilities in compliance with this Indenture.

                  (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

                  (d) The Company will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

Section 3.03. Limitations on Restricted Payments.

                  (a) Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (ii) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 3.02(a) hereof; and

                 (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including April 1, 1998 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (b) 100% of the aggregate net cash proceeds of and the fair market value of Property received by the Company from (1) any capital contribution to the Company after June 9, 1997 or any issue or sale after June 9, 1997 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after June 9, 1997 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus (c) $86.0 million, which is equal to the aggregate principal amount of the Company's 6-7/8% Convertible Subordinated Notes due 2002 that were converted into the Company's Common Equity prior to the Issue Date, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the June 9, 1997, an amount (to the extent not included in the calculation of the Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of the Consolidated Net Income referred to in (a)), plus (e) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after June 9, 1997 in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after June 9, 1997 and only to the extent not included in the calculation of the Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus (f) $50 million minus (g) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after June 9, 1997 through the Issue Date.

                  (b) Clauses (ii) and (iii) of paragraph (a) will not prohibit:
(A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Indenture; (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and (C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $20 million in the aggregate since the Issue Date; provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause
(iii) of paragraph (a).

                  (c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

                  (d) In determining the "fair market value of Property" for purposes of clause (iii) of the paragraph (a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The "equity value" of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Section 3.04. Limitations on Transactions with Affiliates.

                  (a) Until the Notes are rated Investment Grade by both
Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

                  (b) In addition, the Company will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless (i) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (ii) with respect to any such Affiliate Transaction involving or having a value of more than $50 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (c) Notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company, (ii) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under Section 3.03, (iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by this Indenture)) and (v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary.

Section 3.05. Limitations on Dispositions of Assets.

                  Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities. The amount of any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make a Net Cash Proceeds Offer for the Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Net Cash Proceeds Offer and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued interest to the date of repurchase or repayment. Notwithstanding the foregoing,
(A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds Offer shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with any Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of this paragraph to the extent that the aggregate non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Section 3.06. Limitations on Liens.

                  The Company will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

Section 3.07. Limitations on Restrictions Affecting Restricted Subsidiaries.

                  The Company will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of leases and other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for (a) encumbrances or restrictions existing under or by reason of applicable law, (b) covenants or restrictions contained in Indebtedness in effect on the date of this Indenture as such covenants or restrictions are in effect on such date, (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,
(e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by this Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder, (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by this Indenture, (g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, and (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Section 3.08. Limitations on Mergers, Consolidations and Sales of Assets.

                  Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,
(iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with this Indenture and (iv) unless prior to such transaction the Notes are rated Investment Grade by both Rating Agencies (after which this clause (iv) shall not apply), immediately after giving effect to such transaction, the Company could incur at least $1.00 of Indebtedness pursuant to
Section 3.02(a) hereof. The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to the Indenture or (ii) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.

Section 3.09. Reports to Holders of Notes.

                  The Company will file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company will file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

Section 4.01. Governing Law.

                  The laws of the State of New York shall govern this Supplemental Indenture, the Securities of each Series and the Guarantees.

Section 4.02. No Adverse Interpretation of Other Agreements.

                  This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 4.03. No Recourse Against Others.

                  All liability described in paragraph 13 of the Initial Note and paragraph 12 of the Exchange Note of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.

Section 4.04. Successors and Assigns.

                  All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 4.05. Duplicate Originals.

                  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.06. Severability.

                  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                D.R. HORTON, INC.


                                By: /s/ SAMUEL R. FULLER
                                   ---------------------------------------------
                                   Samuel R. Fuller
                                   Executive Vice President, Treasurer and
                                   Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST
 COMPANY, as Trustee


By: /s/ HERBERT J. LEMMER
   -----------------------------------
   Name:  Herbert J. Lemmer
   Title: Vice President

                           GUARANTORS:

                           C. RICHARD DOBSON BUILDERS, INC.
                           CHI CONSTRUCTION COMPANY
                           CHTEX OF TEXAS, INC.
                           CONTINENTAL HOMES, INC.
                           CONTINENTAL HOMES OF FLORIDA, INC.
                           CONTINENTAL RESIDENTIAL, INC.
                           D.R. HORTON, INC. - BIRMINGHAM
                           D.R. HORTON, INC. - CHICAGO
                           D.R. HORTON, INC. - DENVER
                           D.R. HORTON, INC. - DIETZ-CRANE
                           D.R. HORTON, INC. - GREENSBORO
                           D.R. HORTON, INC. - JACKSONVILLE
                           D.R. HORTON, INC. - LOUISVILLE
                           D.R. HORTON, INC. - MINNESOTA
                           D.R. HORTON, INC. - NEW JERSEY
                           D.R. HORTON, INC. - PORTLAND
                           D.R. HORTON, INC. - SACRAMENTO
                           D.R. HORTON, INC. - TORREY
                           D.R. HORTON LOS ANGELES HOLDING COMPANY, INC. D.R. HORTON SAN DIEGO HOLDING COMPANY, INC. DRH CAMBRIDGE HOMES, INC.
                           DRH CONSTRUCTION, INC.
                           DRH REGREM II, INC.
                           DRH REGREM III, INC.
                           DRH REGREM IV, INC.
                           DRH REGREM V, INC.
                           DRH SOUTHWEST CONSTRUCTION, INC.
                           DRH TITLE COMPANY OF COLORADO, INC.
                           DRH TUCSON CONSTRUCTION, INC.
                           DRHI, INC.
                           KDB HOMES, INC.
                           MEADOWS I, LTD.
                           MEADOWS VIII, LTD.
                           MEADOWS IX, INC.
                           MEADOWS X, INC.

                           By:   /s/ SAMUEL R. FULLER
                               -------------------------------------------------
                               Samuel R. Fuller
                               Treasurer


First Supplemental Indenture          S-3

                           CH INVESTMENTS OF TEXAS, INC.
                           MEADOWS II, LTD.

                           By:    /s/ WILLIAM PECK
                                ------------------------------------------------
                                William Peck
                                President


First Supplemental Indenture          S-4

                           CONTINENTAL HOMES OF TEXAS, L.P.

                           By:   CHTEX of Texas, Inc., its general partner

                                 By:  /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller, Treasurer


                           D.R. HORTON MANAGEMENT COMPANY, LTD.
                           D.R. HORTON - EMERALD, LTD.
                           D.R. HORTON - TEXAS, LTD.
                           DRH REGREM VII, LP

                           By:   Meadows I, Ltd., its general partner


                                 By:  /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Treasurer


                           SGS COMMUNITIES AT GRANDE QUAY, LLC

                           By:   Meadows IX, Inc., a member


                                 By:  /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Treasurer

                           and

                           By:   Meadows X, Inc., a member


                                 By:  /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Treasurer


                           DRH CAMBRIDGE HOMES, LLC
                           DRH REGREM VIII, LLC

                           By:   D.R. Horton, Inc. - Chicago, a member

                                 By:  /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Treasurer


First Supplemental Indenture          S-5

                           ALLEGRA, LLC
                           APLAM, LLC
                           WESTERN PACIFIC HOUSING CO.
                           WESTERN PACIFIC HOUSING-ANTIGUA, LLC
                           WESTERN PACIFIC HOUSING-AVIARA, L.P.
                           WESTERN PACIFIC HOUSING-BOARDWALK, LLC
                           WESTERN PACIFIC HOUSING-BROADWAY, LLC
                           WESTERN PACIFIC HOUSING-CANYON PARK, LLC
                           WESTERN PACIFIC HOUSING-CARMEL, LLC
                           WESTERN PACIFIC HOUSING-CARRILLO, LLC
                           WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
                           WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
                           WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
                           WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
                           WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
                           WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
                           WESTERN PACIFIC HOUSING-OSO, L.P.
                           WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
                           WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
                           WESTERN PACIFIC HOUSING-SANTA FE, LLC
                           WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
                           WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
                           WESTERN PACIFIC HOUSING-SEACOVE, L.P.
                           WESTERN PACIFIC HOUSING-STUDIO 528, LLC
                           WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
                           WESTERN PACIFIC HOUSING-TORRANCE, LLC
                           WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC WESTERN PACIFIC HOUSING-WINDEMERE, LLC
                           WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
                           WPH-CAMINO RUIZ, LLC
                           WPH-HPH, LLC

                           By:   LAMCO Housing, Inc.,
                                 its Member or General Partner

                                 By:  /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Vice President


First Supplemental Indenture          S-6

                           SCHULER HOMES OF ARIZONA LLC
                           SHA CONSTRUCTION LLC

                           By:      SRHI LLC,
                                    its Member

                                    By:     SLHR of Nevada, Inc.,
                                            its Member

                                            By:     /s/ SAMUEL R. FULLER
                                                   -----------------------------
                                                   Samuel R. Fuller
                                                   Vice President

                           HPH HOMEBUILDERS 2000 L.P.
                           PORTER GP LLC

                           By:      WPH-HPH, LLC,
                                    its General Partner or Member

                                    By:     LAMCO Housing, Inc.,
                                            its Member

                                            By:     /s/ SAMUEL R. FULLER
                                                   -----------------------------
                                                   Samuel R. Fuller
                                                   Vice President


                           AP LHI, INC.
                           AP WESTERN GP CORPORATION
                           AP WP OPERATING CORPORATION
                           LAMCO HOUSING, INC.
                           MELODY HOMES, INC.
                           MELMORT CO.
                           SCHULER HOMES OF CALIFORNIA, INC.
                           SCHULER HOMES OF OREGON, INC.
                           SCHULER HOMES OF WASHINGTON, INC.
                           SCHULER MORTGAGE, INC.
                           SCHULER REALTY HAWAII, INC.
                           SCHULER REALTY/MAUI, INC.
                           SHLR OF CALIFORNIA, INC.
                           SHLR OF COLORADO, INC.
                           SHLR OF NEVADA, INC.
                           SHLR OF UTAH, INC.
                           SHLR OF WASHINGTON, INC.
                           VERTICAL CONSTRUCTION CORPORATION
                           WESTERN PACIFIC FUNDING, INC.
                           WESTERN PACIFIC HOUSING MANAGEMENT, INC.
                           WESTERN PACIFIC HOUSING, INC.


                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President


First Supplemental Indenture          S-7

                           D.R. HORTON-SCHULER HOMES, LLC

                           By:   Vertical Construction Corporation,
                                 its Manager

                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President


                           SRHI LLC

                           By:   SHLR of Nevada, Inc.,
                                 its Member

                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President


                           SSHI LLC

                           By:   SHLR of Washington, Inc.,
                                 its Member

                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President


                           WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
                           WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
                           WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
                           WESTERN PACIFIC HOUSING-DEL VALLE, LLC

                           By:   AP Western GP Corporation,
                                 its Member or General Partner

                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President


                           WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC

                           By:   AP LHI, Inc.,
                                 its Member

                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President

                           AP WP PARTNERS, L.P.

                           By:   AP WP Operating Corporation,
                                 its General Partner

                           By:    /s/ SAMUEL R. FULLER
                                 -----------------------------------------------
                                 Samuel R. Fuller
                                 Vice President



First Supplemental Indenture          S-8

                                                                       EXHIBIT A


NO.                                                           CUSIP NO.:
                                                                         -------

                           8.5% SENIOR NOTES DUE 2012

                                D.R. HORTON, INC.
                             A DELAWARE CORPORATION


promises to pay to

or registered assigns
the principal sum of                             Dollars on April 15, 2012

8.5% Senior Notes Due 2012
Interest Payment Dates: April 15 and October 15, commencing October 15, 2002. Record Dates: April 1 and October 1.

Authenticated:                          Dated:

                                        D.R. HORTON, INC.

                                        [Seal]

                                        By
                                              ----------------------------------
                                              Title:


                                        By
                                              ----------------------------------
                                              Title:

American Stock Transfer & Trust Company, as
Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.


By:
   -----------------------------------------
          Authorized Signatory

                                D.R. HORTON, INC.

                           8.5% SENIOR NOTES DUE 2012


1. Interest.

                  D.R. HORTON, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2002, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 11, 2002, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the April 1 and October 1 immediately preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

                  Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

                  The Company issued the Notes under an Indenture dated as of April 11, 2002, as supplemented ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes and the Guarantees include those stated in the Indenture and those made part of the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Note is a part) by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture. The Notes include the Initial Notes and the

Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as hereinafter defined).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

5. Optional Redemption.

                  Except as set forth below, the Notes are not redeemable prior to April 15, 2007. Thereafter, the Notes will be redeemable in whole or in part, from time to time at the option of the Company, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period beginning with April 15 of the year indicated below, in each case together with accrued and unpaid interest (including any Liquidated Damages), if any, thereon to the date of redemption:

                   Year                                             Percentage
                   ----                                             ----------
                   2007......................................          104.250%
                   2008......................................          102.833%
                   2009......................................          101.417%
                   2010 and thereafter.......................          100.000%


                  In addition, the Company may redeem Notes, at any time and from time to time, on or prior to April 15, 2005, with the net cash proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 108.5% of the principal amount of such Notes, plus accrued and unpaid interest (including any Liquidated Damages), if any, to the date of redemption; provided, that at least 65% of the aggregate principal amount of Notes, excluding any Notes held by the Company or any of its Affiliates, remains outstanding immediately after the occurrence of such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

                  Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption, provided that if the Company shall default in the payment of such Notes at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

6. Registration Rights Agreement.

                  The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of April 11, 2002, among the Company, the Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

                  If (i) within 90 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 150 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective; (iii) within 180 days after the Issue Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of Initial Notes or Exchange Notes in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), liquidated damages ("Liquidated Damages") will accrue on the Initial Notes and the Exchange Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.00% per annum.

7. Denominations, Transfer, Exchange.

                  The Notes are in registered form only without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

8. Persons Deemed Owners.

                  The registered Holder of this Note shall be treated as the owner of it for all purposes.

9. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

10. Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Holder.

11. Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

12. Trustee Dealings With Company.

                  American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

13. No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Discharge of Indenture.

                  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication.

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

16. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                            Your signature:
      ----------------                          --------------------------------
                                 (Sign exactly as your name appears on the other side of this Note)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __           to the Company or a subsidiary thereof; or

(2)  __           pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)  __           to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __           outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of
                  1933, as amended; or

(5)  __           pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(6)  __           pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(7)  __           pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  [ ]      The transferee is an Affiliate of the Company.

                  Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (7)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:                                 Signed:
        --------------------                  ----------------------------------
                                              (Sign exactly as name appears on
                                              the other side of this Note)


Signature Guarantee:
                     -----------------------------------
                        (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        --------------          ------------------------------------------------
                                NOTICE:  To be executed by an executive officer

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                                    GUARANTEE


                  [List of Guarantors] (the "Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

                  Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                         [List of Guarantors]

                                         By:
                                            ------------------------------------
                                            Title:

                                                                       EXHIBIT B

NO.                                                           CUSIP NO.:
                                                                         -------

                           8.5% SENIOR NOTES DUE 2012

                                D.R. HORTON, INC.
                             A DELAWARE CORPORATION


promises to pay to

or registered assigns
the principal sum of                                Dollars on April 15, 2012

8.5% Senior Notes Due 2012
Interest Payment Dates:  April 15         and  October 15, commencing October 15, 2002.
Record Dates:  April 1                    and  October 1.

Authenticated:                                 Dated:

                                               D.R. HORTON, INC.

                                               [Seal]

                                               By
                                                  ------------------------------
                                                  Title:


                                               By
                                                  ------------------------------
                                                  Title:

American Stock Transfer & Trust Company, as
Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.


By:
   --------------------------------------
           Authorized Signatory

                                D.R. HORTON, INC.

                           8.5% SENIOR NOTES DUE 2012


1. Interest.

                  D.R. HORTON, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2002, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 11, 2002, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the April 1 and October 1 immediately preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

                  Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

                  The Company issued the Notes under an Indenture dated as of April 11, 2002, as supplemented ("Indenture"), among the Company, the Guarantors and the Trustee. This Note is one of the duly authorized Exchange Notes of the Company designated as its 8.5% Senior Notes due 2012 (the "Exchange Notes"). The terms of the Notes and the Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Note is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as hereinafter defined).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

5. Optional Redemption.

                  Except as set forth below, the Notes are not redeemable prior to April 15, 2007. Thereafter, the Notes will be redeemable in whole or in part, from time to time at the option of the Company, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period beginning with April 15 of the year indicated below, in each case together with accrued and unpaid interest (including any Liquidated Damages), if any, thereon to the date of redemption:

                   Year                                          Percentage
                   ----                                          ----------
                   2007......................................       104.250%
                   2008......................................       102.833%
                   2009......................................       101.417%
                   2010 and thereafter.......................       100.000%


                  In addition, the Company may redeem Notes, at any time and from time to time, on or prior to April 15, 2005, with the net cash proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 108.5% of the principal amount of such Notes, plus accrued and unpaid interest (including any Liquidated Damages), if any, to the date of redemption; provided, that at least 65% of the aggregate principal amount of Notes, excluding any Notes held by the Company or any of its Affiliates, remains outstanding immediately after the occurrence of such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

                  Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption, provided that if the Company shall default in the payment of such Notes at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

6. Denominations, Transfer, Exchange.

                  The Notes are in registered form only without coupons in denominations of $1,0001 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

7. Persons Deemed Owners.

                  The registered Holder of this Note shall be treated as the owner of it for all purposes.

8. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

9. Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Holder.


----------
a If applicable. Insert different or additional denominations and multiples.

10. Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

11. Trustee Dealings With Company.

                  American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

12. No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

13. Discharge of Indenture.

                  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

14. Authentication.

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

15. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                            Your signature:
      ----------------                          --------------------------------
                                 (Sign exactly as your name appears on the other side of this Note)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                                    GUARANTEE


                  [List of Guarantors] (the "Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

                  Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                           [List of Guarantors]

                                           By:
                                              ----------------------------------